                                                                Exhibit 8.4


                        SHAW PITTMAN POTTS & TROWBRIDGE
               a partnership including professional corporations
                              2300 N Street, N.W.
                          Washington, D.C. 20037-1128
                                  202.663.8000
                             Facsimile 202.663.8007



                                  June 10, 1998


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York  10010

     Re:  Chevy Chase Auto Receivables Trust 1998-2
          Auto Receivables Backed Certificates
          Registration Statement on Form S-3 -- (Registration No. 333-21707)
          ------------------------------------------------------------------

Dear Sirs:

     We have acted as special federal tax counsel to Chevy Chase Bank, F.S.B. (the "Bank"), in connection with the issuance of the Chevy Chase Auto Receivables Trust 1998-2, Auto Receivables Backed Certificates (the "Certificates"), under the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 1 thereto ("Amendment No. 1" and together with such Registration Statement, the "Registration Statement"), declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), at 4:30 p.m. Eastern Time on March 11, 1997. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, a form of which has been filed as Exhibit 4.3 to the Registration Statement, to be entered into by and between the Bank, as seller and servicer, and U.S. Bank National Association, as trustee (the "Trustee").

Chevy Chase Bank, F.S.B.
J.P. Morgan Securities Inc.
Credit Suisse First Boston
June 10, 1998
Page -2-

     The statements in the Preliminary Prospectus Supplement filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) on June 10, 1998 (the "Prospectus Supplement"), constituting a part of the Registration Statement under the heading "Certain Federal Income Tax Consequences," to the extent they constitute matters of federal law or legal conclusions with respect thereto, have been prepared or reviewed by us and in our opinion, provide a fair and accurate summary of such law or conclusions.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Shaw Pittman Potts & Trowbridge in the Prospectus Supplement constituting a part of such Registration Statement under the captions "Certain Federal Income Tax Considerations" and "Legal Matters."


                                Very truly yours,


                                /s/ Shaw Pittman Potts & Trowbridge

                                SHAW PITTMAN POTTS & TROWBRIDGE



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